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                                                                   Exhibit 10.70


                             STOCK RESALE AGREEMENT


      THIS STOCK RESALE AGREEMENT (the "Agreement"), dated as of August 26, 1997, is by and among International Post Limited, a Delaware corporation ("IPL"), Louis H. Siracusano ("Siracusano"), Donald H. Buck ("Buck") and Arnold
P. Ferolito ("Ferolito") (each, a "Stockholder" and collectively, the "Stockholders"). Any reference herein to any Stockholder shall be deemed to also include a reference to the heirs, estate and personal representatives of such Stockholder. Unless otherwise indicated herein: (i) each capitalized term used herein shall have the meaning attributed to it in the glossary set forth in
Section 23 hereof; and (ii) each capitalized term used herein but not defined herein shall have the meaning attributed to it in the Merger Agreement.

                              W I T N E S S E T H:

      WHEREAS IPL, the Stockholders, and Video Services Corporation, a New Jersey corporation ("Video"), are parties to an Agreement and Plan of Merger, dated as of June 27, 1997 (the "Merger Agreement"), pursuant to which, inter alia, Video shall be merged (the "Merger") with and into IPL and shares of Video Common Stock, shall be converted into the right to receive a number of shares of IPL Common Stock; and

      WHEREAS, IPL and each of the Stockholders desire to make certain representations, covenants and agreements in connection with the shares of IPL Common Stock to be received by the Stockholders pursuant to the Merger (the "Shares").

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

      1. General Restriction on Transfers of Common Stock. No Stockholder shall, prior to the expiration of six (6) months after the Effective Time, Transfer any Shares except in accordance with the terms and provisions of this Agreement. The provisions set forth in Sections 2 through 8 hereof: (i) represent independent rights of the Stockholders to engage in a Transfer of Shares and the fact that any such Transfer cannot be completed pursuant to one such provision shall not be deemed to limit or restrict any Transfer so long as the same may be completed in compliance with the terms of another provision of this Agreement; and (ii) represent exceptions to the general six (6) month restriction and shall have no further application after
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the expiration of such six (6) month period. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferees shall have no rights or privileges in or with respect to the Shares purported to have been so transferred. IPL shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of such Shares purported to have been so transferred.

The terms and provisions of this Agreement shall be applicable to all of the Shares now or hereafter owned by any Stockholder and by any Permitted Transferee.

      2. Losses Escrow Agreement. The Stockholders shall deposit the Deposited Shares in accordance with the Losses Escrow Agreement and may, from time to time, engage in substitution of and for, Shares, in accordance with the terms thereof.

      3. Management Options. The Stockholders may grant to any or all of the employees of or consultants to, Video or IPL or their respective subsidiaries immediately prior to the Merger, options (the "Management Options") to purchase up to 721,529 Shares (including the grants contemplated in Section 4 below). and may sell the Shares underlying the Management Options to the holders of the Management Options upon the exercise thereof; provided, however, that any such grant shall be and may be, made in accordance with Section 7.7 of the Merger Agreement or pursuant to Section 4 below.

      4. New Options. The Stockholders shall grant New Options to Mr. Terrence
A. Elkes and Mr. Kenneth F. Gorman and may sell the Shares underlying the New Options to such individuals upon their exercise of the New Options.

      5. Permitted Transfers. Each of the Stockholders may Transfer any or all of its Shares to any Permitted Transferee, provided that such Permitted Transferee agrees in writing to be bound by the provisions set forth in this Agreement.

      6. Tax Sales by Siracusano. Siracusano may sell Shares as required in order to discharge (after taking into account applicable transaction costs) up to $300,000 of any obligation for Taxes resulting from the Merger or any transaction contemplated pursuant to the Merger Agreement including, without limitation, the Spin-Off Transaction, the Contribution Agreement, and related transactions (and any additional sales as may be required to discharge any tax liability arising from such sales and additional sales) as follows: (A) in a public or private sale; (B) pursuant to Rule 144 of the Securities Act of 1933, as amended; (C) pursuant to the Registration Statement; or (D)
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pursuant to the Registration Rights Agreement in accordance with the terms thereof.

      7. Permitted Transfer. The Stockholders may Transfer Shares to the extent that such Transfer does not reduce the collective ownership of Shares by the Stockholders and their Permitted Transferees below 50.1% of the outstanding number of shares of IPL Common Stock at the time of such Transfer.

      8. Other Sales. Each of the Stockholders may sell any or all of his Shares in a transaction provided that each such sale is in compliance with the provisions of the Tag-Along Rights Agreement.

      9. Restrictive Stock Legend. IPL will cause each certificate of any Stockholder evidencing the Shares outstanding during the period the restriction set forth in Section 1 is in effect to bear a legend in the following form:

      THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF AN AGREEMENT DATED AUGUST 26, 1997, AS IT MAY BE AMENDED, AMONG INTERNATIONAL POST LIMITED, LOUIS H. SIRACUSANO, DONALD H. BUCK AND ARNOLD P. FEROLITO, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF VIDEO SERVICES CORPORATION.

Upon the expiration of the period during which the provisions of Section 1 are in effect or in the event that the Shares otherwise cease to be subject to the restrictions on transfer set forth in this Agreement, IPL shall, upon the written request of the Stockholder, issue to the Stockholder a new certificate evidencing such shares without the legend required by this Section 9. Shares transferred in accordance with Sections 3, 4, 6, 7 and 8 hereof shall be issued without such legend.

      10. Arbitration. Disputes that arise under this Agreement will be resolved as follows:

                  (i) except as set forth in the penultimate paragraph of this
Section 10, no party shall bring a civil action arising under or with respect to this Agreement;

                  (ii) at any time any party may demand arbitration of any dispute, arising under or with respect to this Agreement by delivering written notice thereof to: (x) the parties hereto; and (y) an office of JAMS/Endispute located in New York City (or,
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if none, then the office of JAMS/Endispute located closest to New York City);
and

                  (iii) any such arbitration shall be conducted in New York City according to JAMS/Endispute's Arbitration Rules then in effect applicable to disputes of the types submitted to arbitration and the results of such arbitration shall be final and binding on the parties.

In the event that JAMS/Endispute is not available to provide such arbitration services with respect to any such dispute, then that dispute shall be resolved by final, binding arbitration in New York City by three arbitrators pursuant to the rules then prevailing of the American Arbitration Association applicable to disputes of the type submitted to arbitration. Judgement on the award rendered by any of the above referenced arbitrators may be confirmed and entered in and by any court having jurisdiction.

      Notwithstanding the foregoing, each party specifically reserves the right to seek equitable remedies in a court of competent jurisdiction.

      11. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to IPL as follows: This Agreement has been duly executed and delivered by the Stockholder and constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.


      12. Notices, etc. All notices, requests, demands, waivers, consents, approvals or other communications to any party hereunder shall be in writing and shall be deemed to have been duly given if: (i) delivered personally to such party; or (ii) sent to such party by telegram or telecopy, with a copy sent on the same day via overnight delivery to the following addresses:

      If to IPL, to:

            International Post Limited
            545 Fifth Avenue
            New York, New York  10017
            Attention:  Martin Irwin
            Fax#:  (212) 986-1364

      If to Siracusano, to:

            Louis H. Siracusano
            13 Lexington Lane
            Montvale, New Jersey  07645
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      If to Buck, to:

            Donald H. Buck
            2 Deerburn Court
            Florham Park, NJ  07932

      If to Ferolito, to:

            Arnold P. Ferolito
            c/o Video Services Corporation
            240 Pegasus Avenue
            Northvale, New Jersey  07647-1904

All notices to IPL shall also be sent to:

            Shereff, Friedman, Hoffman & Goodman, LLP
            919 Third Avenue
            New York, New York 10022-9998
            Attention:  Jeffry Hoffman
            Fax #: (212) 758-9526

All notices to the Stockholders shall also be sent to:

            Gordon Altman Butowsky Weitzen Shalov & Wein
            114 West 47th Street
            New York, New York  10036-1510
            Attention:  Keith Schaitkin
            Fax #:  (212) 626-0799

or to such other address as the addressee may have specified in notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communications shall be deemed to have been given and received as of the date so delivered, telegraphed or telecopied.

      13. Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each of the parties hereto.

      14. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise.

      15. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and
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understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement. In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Merger Agreement, the terms and provisions of the Merger Agreement shall prevail.

      16. Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby.

      17. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any right, power or remedy by such party.

      18. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      19. Third Party Beneficiaries. Except as expressly provided herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. .

      20. Governing Law. This Agreement shall be governed by, and interpreted under, the laws of the State of New York applicable to contracts made and to be performed therein without regard to conflict of laws principles.

      21. Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may
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require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

      22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together constitute an instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

      23. Glossary. The following terms as used in this Agreement shall have the meanings indicated below:

            "Deposited Shares" has the meaning set forth in the Escrow
Agreement.

            "Permitted Transferee" with respect to a Transfer by any individual Stockholder, means any immediate family member (including without limitation, any spouse or former spouse, child or trust for the benefit of such individuals) or Affiliate or entity beneficially owned by one or more such Persons.

            "Transfer" with respect to a share of IPL Common Stock, means the sale, assignment, transfer, pledge, hypothecation, gift or other disposition of such share, or the encumbrance or granting of any rights, options or interests whatsoever in or in respect of such share.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                              INTERNATIONAL POST LIMITED


                                              /s/ Martin Irwin
                                              Name: Martin Irwin
                                              Title: President


                                              STOCKHOLDERS:


                                              /s/ Louis H. Siracusano
                                              Louis H. Siracusano



                                              /s/ Arnold P. Ferolito
                                              Arnold P. Ferolito
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                                              /s/ Donald H. Buck
                                              Donald H. Buck